                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:   August 31, 2004
                                                      Estimated average burden
                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            FIRST HEALTH GROUP CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               [FIRSTHEALTH LOGO]

                            FIRST HEALTH GROUP CORP.
                              3200 HIGHLAND AVENUE
                         DOWNERS GROVE, ILLINOIS 60515

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be Held May 13, 2003

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of First Health Group Corp. will be held on Tuesday, May 13, 2003 at 10:00 a.m. local time at our principal executive offices located at 3200 Highland Avenue, Downers Grove, Illinois 60515 for the following purposes:

          (1) To elect twelve directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          (2) To approve an increase in the number of shares available to be issued pursuant to the Directors' Stock Option Plan;

          (3) To ratify the reappointment of Deloitte & Touche LLP as our independent auditors for the fiscal year 2003; and

          (4) To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2002 Annual Report to Stockholders. Only stockholders of record at the close of business on March 28, 2003 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available for examination at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible, or follow the instructions on the proxy card for voting by telephone or through the Internet. Your proxy can be withdrawn by you at any time before it is voted.

                                          By Order of the Board of Directors,

                                          James C. Smith
                                          Chairman of the Board

Downers Grove, Illinois
April 15, 2003

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
ABOUT THE MEETING...........................................      1
STOCK OWNERSHIP.............................................      3
  Common Stock Ownership of Certain Beneficial Owners.......      3
  Equity Ownership of Management............................      3
  Section 16(a) Beneficial Ownership Reporting Compliance...      5
NOMINEES FOR ELECTION AS DIRECTORS..........................      5
BOARD STRUCTURE AND COMPENSATION............................      6
  Board of Directors and Board Committees...................      6
  Compensation of Directors.................................      7
  Compensation Committee Interlocks and Insider
     Participation..........................................      9
AUDIT COMMITTEE REPORT......................................      9
EXECUTIVE COMPENSATION......................................     10
  Summary of Cash and Certain Other Compensation............     10
  Option Grants.............................................     11
  Option Exercises and Fiscal Year-End Values...............     11
  Employment Agreements.....................................     11
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     15
PERFORMANCE GRAPH...........................................     16
OVERVIEW OF PROPOSALS.......................................     17
  Equity Compensation Information...........................     18
  Fees Billed by Independent Auditors.......................     21
2004 ANNUAL MEETING OF STOCKHOLDERS.........................     22

                            FIRST HEALTH GROUP CORP.
                              3200 HIGHLAND AVENUE
                         DOWNERS GROVE, ILLINOIS 60515

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of First Health Group Corp. is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, May 13, 2003 at 10:00 a.m. local time at our principal executive offices located at 3200 Highland Avenue, Downers Grove, Illinois 60515, and at any postponements or adjournments of the meeting. Our telephone number is (630) 737-7900. We are first mailing this proxy statement and the enclosed proxy to our stockholders on or about April 15, 2003.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of twelve directors, the approval of the increase in number of shares available to be issued pursuant to the Directors' Stock Option Plan, the ratification of the reappointment of Deloitte & Touche LLP as our independent auditors for the fiscal year 2003 and any other matters that properly come before the meeting and any postponements or adjournments of the meeting. In addition, our management will report on our company's performance during the fiscal year ended December 31, 2002 and respond to questions from stockholders.

What are the company's voting recommendations?

     Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "Election of Directors," "FOR" the approval of an increase in the number of shares available to be issued pursuant to the Directors' Stock Option Plan and "FOR" the ratification of the reappointment of Deloitte & Touche LLP.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 28, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 96,081,887 shares of common stock outstanding and entitled to vote. If you withhold authority to vote with respect to any nominee or abstain from voting on any other proposal, your shares will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy by signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the card as proxy holders will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted "FOR":

     - The election of the twelve nominees for director named below under "Nominees for Election as Directors";

     - The approval of an increase in the number of shares available to be issued pursuant to the Directors' Stock Option Plan; and

     - The ratification of the reappointment of Deloitte & Touche LLP.

Can I vote by telephone or through the Internet?

     Yes. If you are a record holder of our common stock (that is, if you hold your stock in your own name in the company's stock records maintained by our transfer agent) you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to the Secretary of our company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

     Director nominees must receive the affirmative vote of a plurality of the shares represented at the meeting, meaning that the twelve nominees for director with the most votes will be elected. Votes withheld and broker non-votes will not be counted toward a nominee's total.

     Approval of the increase in number of shares available to be issued pursuant to the Directors' Stock Option Plan requires the affirmative vote of a majority of the shares represented at the meeting. Votes withheld will be treated as shares voted against this proposal and broker non-votes will have no effect on the outcome of this proposal.

     Ratification of the reappointment of Deloitte & Touche LLP requires affirmative vote of a majority of the shares represented at the meeting. Votes withheld will be treated as shares voted against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Who will bear the costs of soliciting votes for the meeting?

     Our company will bear the entire cost of the solicitation of proxies from its stockholders, which is currently estimated to be less than $10,000. In addition to the mailing of these proxy materials, the company has hired the firm of D. F. King & Co., Inc. to assist in the solicitation of proxies at an additional estimated cost of not more than $5,000. Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                                STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following sets forth certain information obtained from filings with the Securities and Exchange Commission concerning each stockholder who is known by us to beneficially own 5% or more of our outstanding common stock as of March 28, 2003.

                                                                 NUMBER OF SHARES       APPROXIMATE
                      NAME AND ADDRESS                          BENEFICIALLY OWNED    PERCENT OF CLASS
                      ----------------                          ------------------    ----------------
Liberty Wanger Asset Management, L.P. ......................       6,712,500(1)            6.98%
WAM Acquisition GP, Inc.
 227 West Monroe Street, Suite 3000
 Chicago, Illinois 60606

Janus Capital Management LLC................................       5,785,945(2)            6.02%
 100 Fillmore Street
 Denver, Colorado 80206-4923

Harris Associates L.P. .....................................       5,362,400(3)            5.58%
Harris Associates Inc.
 Two North LaSalle Street, Suite 500
 Chicago, Illinois 60602-3790

-------------------------
(1) Liberty Wanger Asset Management, L.P. ("Liberty Wanger") and WAM Acquisition GP, Inc., the general partner of Liberty Wanger, share voting and dispositive power over all of the shares listed as beneficially owned.

(2) Of the 5,785,945 shares reported as being beneficially owned by Janus Capital Management LLC ("Janus"), Janus has sole voting and dispositive power over 5,754,345 shares. Janus shares voting and dispositive power over the remaining 31,600 shares with Enhanced Investment Technologies LLC, in which Janus has an indirect 50.1% ownership stake.

(3) Harris Associates L.P. ("Harris") shares voting power over all of the 5,362,400 shares it reports as beneficially owned. Harris has sole dispositive over 1,962,400 of these shares, and shares dispositive power over the remaining 3,400,000 shares.

EQUITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding beneficial ownership of our outstanding common stock as of March 28, 2003 by (a) each director and nominee, (b) each of the executive officers named in the Summary Compensation Table included in this proxy statement and (c) all of our directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power (or shares such powers with his spouse) for all shares shown.

     For purposes of this table, a person is deemed to be the "beneficial owner" of securities that can be acquired within 60 days of March 28, 2003 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of March 28, 2003 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 96,081,887 shares of our common stock outstanding as of March 28, 2003.

                                                      APPROXIMATE NUMBER OF      APPROXIMATE PERCENT OF CLASS
NAME                                                SHARES BENEFICIALLY OWNED         (IF MORE THAN 1%)
----                                                -------------------------    ----------------------------
Michael J. Boskin, Ph.D. .......................              212,000(1)                        *
Daniel S. Brunner...............................              266,029(1)(2)                     *
Raul Cesan......................................               73,000(1)                        *
Robert S. Colman................................              269,248(1)                        *
Ronald H. Galowich..............................              289,925(1)                        *
Harold S. Handelsman............................              136,000(1)                        *
Don Logan.......................................              168,000(1)                        *
William Mayer...................................               48,000(1)                        *
John C. Ryan....................................               32,000(1)                        *
David E. Simon..................................              172,000(1)                        *
James C. Smith..................................            1,732,282(1)(3)                  1.79%
A. Lee Dickerson................................              395,746(1)                        *
Patrick G. Dills................................              149,829(1)                        *
Joseph E. Whitters..............................              286,379(1)                        *
Edward L. Wristen...............................            1,016,054(1)                     1.05%
All Directors and Executive Officers as a Group
  (15 persons)..................................            5,246,492(4)                     5.30%

-------------------------
 *  Less than 1%.

(1) Includes shares of our common stock that such person has the right to acquire pursuant to stock options which are exercisable within 60 days of March 28, 2003, as follows:

                                                      SHARES ISSUABLE
NAME                                                   UPON EXERCISE
----                                                  ---------------
Dr. Boskin........................................        188,000
Mr. Brunner.......................................         50,472
Mr. Cesan.........................................         48,000
Mr. Colman........................................         48,000
Mr. Galowich......................................        140,000
Mr. Handelsman....................................        130,000
Mr. Logan.........................................        164,000
Mr. Mayer.........................................         48,000
Mr. Ryan..........................................         32,000
Mr. Simon.........................................        136,000
Mr. Smith.........................................        749,000
Mr. Dickerson.....................................        285,000
Mr. Dills.........................................        107,252
Mr. Whitters......................................        111,526
Mr. Wristen.......................................        719,998

(2) Includes 55,000 shares of our common stock held by a trust of which Mr. Brunner is a co-trustee.

(3) Includes 450,000 shares of our common stock subject to a variable share forward agreement with an unaffiliated third party. Also includes 191,348 shares of our common stock held by a foundation of which Mr. Smith is an officer and director.

(4) Includes an aggregate of 2,957,248 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options which are exercisable within 60 days of March 28, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements during 2002, except that Mr. Brunner filed a Form 4 in March of 2003 which amended one Form 4 filed in 2002 and one Form 4 filed in 2001.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Our board of directors is currently comprised of twelve members. At the meeting, twelve directors will be elected to our board of directors.

Nominees for election at this meeting:

     Michael J. Boskin, Ph.D., 59, has served as a director of our company since 1994. He has served as Professor of Economics at Stanford University since 1971, Research Associate at the National Bureau of Economic Research since 1975, President and Chief Executive Officer of Boskin & Company, an economic consulting firm, since 1980, and Adjunct Scholar, American Enterprise Institute since 1993. From 1989 to 1993, he served as Chairman of the Council of Economic Advisors. In addition to serving on our board of directors, Mr. Boskin serves on the boards of Oracle Systems, Inc., a developer of computer software, Exxon Mobil Corporation, an integrated oil and gas company, Vodafone Airtouch PLC, a wireless communications company, and Proxim Corporation, a wireless technology provider.

     Daniel S. Brunner, 59, has served as a director of our company since 1988. Mr. Brunner served as our Executive Vice President, Government Affairs from January 1994 until June 2001. From 1992 to January 1994, Mr. Brunner served as our Chief Operating Officer, Policy and Government Affairs.

     Raul Cesan, 55, has served as a director of our company since 2001. From 1998 to 2001, he served as the President and Chief Operating Officer of Schering-Plough Corporation, a pharmaceutical and health care company, and, from 1977 to 1998, he held various other executive level positions within Schering-Plough. In addition to serving on our board of directors, Mr. Cesan serves on the board of The New York Times Company, a media company.

     Robert S. Colman, 61, has served as a director of our company since 1992. In 1996, he founded Colman Partners, a private merchant banking firm. He was a partner of MacAulay Investment Partners LLC, an investment management firm, from 2000 to 2002 and is currently a member of Colman Partners, LLC. In addition to serving on our board of directors, Mr. Colman serves on the boards of two private corporations.

     Ronald H. Galowich, 67, has served as a director of our company since 1982. Mr. Galowich served as our Secretary from 1983 to 2000 and as our General Counsel from 1983 until 1997. Mr. Galowich also served as an Executive Vice President of our company from 1983 to 1994. He has served as Chairman of the Board of Madison Group Holdings, Inc., a multipurpose business and investment company, since 1990, Chairman of Madison Realty Group, Inc., a real estate investment and development firm, since 1985, and Chairman and Chief Executive Officer of Madison Information Technologies, Inc., a data integration, software solutions and technology company serving the healthcare industry, since 1994. In addition to serving on our board of directors, Mr. Galowich serves on the boards of two private corporations.

     Harold S. Handelsman, 56, has served as a director of our company since 1996. He has served as a senior executive officer of Hyatt Corporation, a diversified company primarily engaged in real estate and hotel management activities, since 1978, Senior Vice President, General Counsel and Secretary of Hyatt Corporation since 1983, and Executive Vice President and General Counsel of The Pritzker Organization, LLC, a private investment firm, since 1998. In addition to serving on our board of directors, Mr. Handelsman serves on the board of Southern Peru Copper Corporation, an integrated mining company, and on the boards of a number of private corporations.

     Don Logan, 59, has served as a director of our company since 1996. He has served as Chairman, Media Communications Group, AOL Time Warner, since July 2002. He served as Chairman and Chief Executive Officer of Time Inc., a wholly owned subsidiary of AOL Time Warner Inc. (formerly known as Time Warner Inc.), from 1994 to 2002. He served as President and Chief Operating Officer of Time Inc. from June 1992 to July 1994 and, since 1985, has served as Chairman and Chief Executive Officer of Southern Progress Corp., a wholly owned subsidiary of Time Inc.

     William Mayer, 62, has served as a director of our company since 2001. Since 1999, Mr. Mayer has been a founding partner of Park Avenue Equity Partners, a private equity fund, and, from 1996 to 1999, he was the founding partner of Development Capital, a company that invested in private and public companies. Prior to 1996, Mr. Mayer was a professor and dean of the College of Business and Management at the University of Maryland and served as President and Chief Executive Officer of The First Boston Corporation (now Credit Suisse First Boston), a major investment bank. In addition to serving on our board of directors, Mr. Mayer serves on the board of Lee Enterprises, a media company, is a trustee of Liberty Group of Mutual Funds, and serves on the board of a number of private corporations.

     John C. Ryan, 43, has served as a director of our company since 2002. Since 2000, he has taught at Hale Franciscan High School in Chicago, Illinois. From 1996 to 2000, he was a partner in the investment banking division of Goldman Sachs & Co., which he joined in 1985. Mr. Ryan also serves on the board of K12, a private education company.

     David E. Simon, 41, has served as a director of our company since 1990. He has served as the Chief Executive Officer and a director of Simon Property Group, Inc., a real estate investment trust which is a shopping center owner, developer and manager, since 1993, and the Executive Vice President of Melvin Simon & Associates, Inc., a privately-held firm engaged in the development of shopping centers, since 1990. From 1988 to 1990, he was a Vice President of Wasserstein Perella & Co., Inc., an investment banking firm.

     James C. Smith, 62, has served on the board of directors since 1984 and has served as the Chairman of the Board of our company since January 2001 and as our Chief Executive Officer from January 1984 until January 2002. He served as the President of our company from January 1984 until January 2001. Mr. Smith serves on the board of directors of Gartner, Inc., a technology research and advisory firm.

     Edward L. Wristen, 51, has served as our Chief Executive Officer since January 2002 and our President since January 2001. He previously served as our Chief Operating Officer from 1998 through December 2001 and as our Executive Vice President from 1992 until January 2001. He also has served as a director of our company since December 2000. Mr. Wristen joined our company in 1990 and served in several other capacities prior to 1998. Mr. Wristen has over 25 years experience in the health care industry.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee, a compensation committee, an executive committee and an acquisition committee to assist the board of directors in the discharge of its responsibilities. During 2002, the board of directors met five times. Each of our directors attended at least 75% of the aggregate of the meetings of the board of directors held during the period which he served as a director during 2002. Each of our directors who serves on a committee attended at least 75% of the aggregate of the meetings of such committees during the period for which he served during 2002, except that Mr. Cesan missed one meeting of the compensation committee. Additional information is set forth below for each committee.

       NAME OF COMMITTEE                                                                 MEETINGS
      AND CURRENT MEMBERS                                                                IN 2002
      -------------------                      FUNCTIONS OF THE COMMITTEE                --------
AUDIT                              - Reviews the independence of our company's              8
                                   independent auditors
Harold S. Handelsman (Chairman)    - Recommends the engagement and discharge of
Michael J. Boskin                    independent auditors to our board
Raul Cesan                         - Reviews with the independent auditors the plan,
David E. Simon                     scope and results of auditing engagements
                                   - Reviews the accounting principles being applied
                                   and the effectiveness of internal controls,
                                     seeking to assure, in its oversight role, that
                                     management fulfills its responsibilities in the
                                     preparation of our company's financial
                                     statements

COMPENSATION                       - Administers and interprets our company's various       2
                                   stock option and stock purchase plans
Ronald H. Galowich (Chairman)      - Makes recommendations regarding executive
Daniel S. Brunner                    compensation to our board
Raul Cesan                         - Makes recommendations to our board regarding
William Mayer                      hiring members of senior management whose salaries
                                     exceed a level specified from time to time by
                                     our board

EXECUTIVE(1)                       - Identifies potential candidates to serve as            2
                                   directors of our company and members of the
Don Logan (Chairman)                 committees of our board
Michael J. Boskin                  - Recommends such candidates to our board
Harold S. Handelsman               - Provides an annual assessment to our board of
James C. Smith                     its performance

ACQUISITION                        - Reviews potential acquisitions and divestitures        3
                                   - Makes recommendations to our board regarding
Michael J. Boskin (Chairman)         desirability of potential acquisitions and
Robert S. Colman                     divestitures
Daniel S. Brunner

-------------------------
(1) Our executive committee will consider nominees recommended by stockholders. Any suggestions may be submitted in writing to the attention of "Executive Committee of the Board of Directors" at our company's principal offices.

COMPENSATION OF DIRECTORS

     Directors who are also our employees receive no additional compensation for their services as directors. Each of our directors who is not an employee of ours currently receives the following:

     - A $35,000 annual fee; and

     - Reimbursement of travel and other out-of-pocket costs incurred in attending meetings.

     Under our Directors' Stock Option Plan, the following options are granted each year on the date of the meeting of our board of directors immediately following the annual meeting of our stockholders:

     - Options to purchase 16,000 shares of our common stock to each of our directors who is not an employee or officer of ours;

     - An option to purchase an additional 40,000 shares of our common stock to the Chairman of the Board, if the Chairman of the Board is not one of our employees or officers;

     - Options to purchase an additional 24,000 shares of our common stock to the Chairman of our executive committee, if he is not one of our employees or officers; and

     - Options to purchase an additional 4,000 shares of our common stock to the Chairman of our audit committee and the Chairman of our compensation committee, if he is not one of our employees or officers.

     In addition, any new director who joins our board will be granted an option to purchase a number of shares of our common stock equal to two times the number of shares contained in the most recent option grant to existing directors (not including any grants for committee participation or membership) under the Directors' Stock Option Plan. In this regard, Mr. Ryan was granted options to purchase 32,000 shares of our common stock on August 28, 2002 with an exercise price of $25.99 per share, the closing price of our common stock on the Nasdaq National Market on August 28, 2002.

     The exercise price of all options described above is equal to the "fair market value" of our common stock on the date of grant. All options granted under the Directors' Stock Option Plan are immediately exercisable.

     The following options to purchase shares of our common stock were granted under the Directors' Stock Option Plan on May 15, 2002 with an exercise price of $28.02 per share, the closing price of our common stock on the Nasdaq National Market on May 15, 2002.

Mr. Smith........................................    56,000 shares
Mr. Galowich.....................................    20,000 shares
Mr. Logan........................................    40,000 shares
Dr. Boskin.......................................    20,000 shares
Mr. Colman.......................................    16,000 shares
Mr. Simon........................................    16,000 shares
Mr. Handelsman...................................    20,000 shares
Mr. Brunner......................................    16,000 shares
Mr. Cesan........................................    16,000 shares
Mr. Mayer........................................    16,000 shares

     We have agreed to provide Mr. Galowich and his wife with various health benefits in consideration for his past services as our General Counsel. We will generally provide these health benefits for the life of Mr. Galowich at our expense, subject to certain limitations. We have also agreed to provide Mr. Smith and his wife with various health benefits in consideration for his past services as our President and Chief Executive Officer. We will generally provide these health benefits for the life of each of Mr. Smith and his wife at our expense, subject to certain limitations. We have also agreed to provide Mr. Brunner and his family with various health benefits in consideration for his past services as our Executive Vice President. We will generally provide these health benefits for as long as Mr. Brunner serves as one of our directors at our expense, subject to certain limitations.

     We entered into a consulting agreement on March 26, 1996 with Dr. Boskin, one of our directors. Under this agreement, we agreed to pay Dr. Boskin a consulting fee of $5,000 and to grant him an option under our company's Stock Option Plan to purchase 12,000 shares of our common stock for each year during which he serves as one of our directors. In accordance with this agreement, we granted Dr. Boskin an option to purchase 12,000 shares of our common stock on May 15, 2002 at an exercise price of $28.02 per share, the closing price of our common stock on the Nasdaq National Market on May 15, 2002.

     See "Certain Relationships and Related Transactions" below for information regarding certain transactions with other members of our board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald Galowich, our former General Counsel, and Daniel Brunner, our former Executive Vice President, Government Affairs, are the only members of our compensation committee who are present or former officers of our company. None of the members of our compensation committee has any "interlocking" relationships as defined by the SEC in that none of them serves on the board of directors or compensation committee of any other company where an executive officer of that company is on our board or compensation committee.

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

REPORT OF THE AUDIT COMMITTEE

     The audit committee of the board of directors is responsible for assisting the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the company. The audit committee is comprised of independent directors and operates under a written charter, a copy of which was included as Annex A to the proxy statement for our annual meeting of stockholders held on May 22, 2001.

     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of its independence from the company and management. In addition, the audit committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with maintaining the independence of the auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     Respectfully submitted by the audit committee,

                         Harold S. Handelsman, Chairman
                               Michael J. Boskin
                                   Raul Cesan
                                 David E. Simon

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain compensation information for our Chief Executive Officer and our four other executive officers who were the most highly compensated for the year ended December 31, 2002 (together, the "named executive officers"). The information in this table reflects compensation earned by the named executive officers for services rendered to us in all capacities during each of our last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                                                                   AWARDS
                                                                                         --------------------------
                                                    ANNUAL COMPENSATION                  SECURITIES
                                       ----------------------------------------------    UNDERLYING     ALL OTHER
                                                                      OTHER ANNUAL        OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)(1)    COMPENSATION($)(2)       (#)           ($)(3)
---------------------------    ----    ---------    -----------    ------------------    ----------    ------------
James C. Smith............     2002     901,746            --            1,028             56,000         11,022
Chairman of the Board          2001     974,520       853,125            9,600                 --         10,647
                               2000     949,456       688,764            9,600                 --          9,681
Edward L. Wristen.........     2002     746,545       712,506            1,019                 --          9,216
President and Chief            2001     597,614       240,007               --            800,000          8,505
Executive Officer              2000     432,699       114,002               --                 --          8,489
Patrick G. Dills..........     2002     400,005       104,001               --                 --          8,880
Executive Vice President       2001     400,004        82,325(4)            --            200,000          8,505
                               2000     384,429         3,652(4)            --                 --          8,402
A. Lee Dickerson..........     2002     395,986       104,007               --                 --          9,205
Executive Vice President       2001     357,519        73,004               --            200,000          8,724
                               2000     294,826        72,005               --                 --          8,551
Joseph E. Whitters........     2002     367,312        97,501               --                 --          8,618
Vice President, Finance        2001     391,350        80,001               --            200,000          8,285
and Chief Financial Officer    2000     320,385        78,000               --                 --          8,199

-------------------------
(1) The amounts shown in this column reflect bonuses earned in the year indicated, which generally were paid in the subsequent year.

(2) In accordance with SEC rules, amounts in this column do not include discounts on shares of our common stock purchased from our company by each of the named executive officers pursuant to our company's Employee Stock Purchase Plan, which discounts are available to all eligible employees.

(3) The amounts shown in this column for 2002 consist of payments made by us on behalf of each of the named executive officers of $8,250 each under our Retirement Savings Plan, together with insurance premiums paid by us for the benefit of the named executive officers (Mr. Smith, $2,772; Mr. Wristen, $966; Mr. Dills, $630; Mr. Whitters, $368; and Mr. Dickerson, $955).

(4) The amounts shown in this column represent amounts paid to Mr. Dills under a cash bonus plan that we maintain for sales management of our company.

OPTION GRANTS

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                               NUMBER OF         PERCENT OF TOTAL                                 PRICE APPRECIATION
                               SECURITIES        OPTIONS GRANTED     EXERCISE                      FOR OPTION TERM
                           UNDERLYING OPTIONS      TO EMPLOYEES      PRICE PER    EXPIRATION    ----------------------
         NAME                  GRANTED(1)         IN FISCAL YEAR     SHARE($)        DATE        5%($)        10%($)
         ----              ------------------    ----------------    ---------    ----------     -----        ------
James C. Smith.........          56,000                4.5%            28.02      5/12/2009     638,789     1,488,651

-------------------------
(1) The term of this option grant is seven years from the date of grant, which was May 15, 2002. This option grant was 100% vested on the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises during fiscal 2002 by each of the named executive officers and the value of each of such officer's unexercised options at December 31, 2002.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                            OPTIONS AT FISCAL                 OPTIONS AT FISCAL
                           SHARES                              YEAR END(#)                     YEAR-END($)(1)
                         ACQUIRED ON       VALUE       ----------------------------    -------------------------------
        NAME             EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
        ----             -----------    -----------    -----------    -------------     -----------      -------------
James C. Smith.......      201,000       3,252,605       749,000              --         9,087,590                --
Edward L. Wristen....      245,000       4,188,884       441,000         760,000         4,751,814         3,741,620
Patrick G. Dills.....      267,724       4,937,781        76,380         320,000           511,821         2,641,000
Joseph E. Whitters...      224,726       4,311,908       119,274         320,000         1,176,219         2,641,000
A. Lee Dickerson.....      117,400       2,087,602       352,600         320,000         4,800,079         2,641,000

-------------------------
(1) The closing sale price of our common stock on December 31, 2002 as reported on the Nasdaq National Market was $24.35.

EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with Edward L. Wristen as of January 2001 which expires on December 31, 2003, unless otherwise previously terminated in accordance with its terms. Mr. Wristen serves as President and Chief Executive Officer under this agreement and receives a current annual base salary of 800,000. In 2001, he began participating at an enhanced level in a cash bonus plan that we maintain for senior management of our company. Additionally, for each year starting with 2002 in which our company's pretax income (as determined in accordance with generally accepted accounting principles) increases by at least 5% from the prior year, the resulting percentage increase will determine any additional compensation to be payable to Mr. Wristen, as follows:

                                             ADDITIONAL COMPENSATION
     PRETAX INCOME INCREASE          (AS A % OF THE PRIOR YEAR'S BASE SALARY)
     ----------------------          ----------------------------------------
5%-9%............................                     25%-49%
10%-19%..........................                     50%-74%
20%-29%..........................                     75%-99%
30%-39%..........................                   100%-124%
40%-49%..........................                   125%-149%
50% and above....................                        150%

Mr. Wristen is also entitled to participate in all of our employee benefit programs and other policies and programs. Under certain circumstances, the agreement also requires us to pay Mr. Wristen the balance of the base salary amounts due under the agreement, including all accrued benefits, upon the termination of his employment.

     We entered into an employment agreement with Patrick G. Dills in May 1999, which was amended in February 2002 to extend the term until March 31, 2002. Mr. Dills' employment agreement was further extended by an amendment negotiated in late 2002 and effective January 10, 2003. After December 31, 2003, Mr. Dills' employment agreement extends until such time as either party elects to terminate upon 120 days prior written notice to the other party. Under this agreement, Mr. Dills receives an annual base salary of $400,000, subject to approved annual increases. In addition, Mr. Dills is entitled to participate in all of our employee benefit programs and other policies and programs. Mr. Dills also participates in a cash bonus plan that we maintain for sales management of our company. If Mr. Dills terminates the agreement solely as a result of a change in control (as defined in the agreement) and his refusal to accept a reduction in base salary, a material diminution in job responsibilities or a required relocation, he will receive a cash severance payment equal to two years of his base salary.

     We entered into an employment agreement with A. Lee Dickerson in May 1999 which automatically renewed on April 30, 2002 until such time as either party elects to terminate upon 120 days prior written notice to the other party. Under this agreement, Mr. Dickerson receives an annual base salary of $255,000, subject to approved annual increases. Currently, Mr. Dickerson's annual base salary is $440,000. In addition, Mr. Dickerson is entitled to participate in all of our employee benefit programs and other policies and programs. Mr. Dickerson also participates in a cash bonus plan that we maintain for senior management of our company. If Mr. Dickerson terminates the agreement solely as a result of a change in control (as defined in the agreement) and his refusal to accept a reduction in base salary, a material diminution in job responsibilities or a required relocation, he will receive a cash severance payment equal to two years of his base salary.

     We entered into an employment agreement with Joseph E. Whitters in May 1999 which automatically renewed on April 30, 2002 until such time as either party elects to terminate upon 120 days prior written notice to the other party. Under his employment agreement, Mr. Whitters receives an annual base salary of $285,000, subject to approved annual increases. Currently, Mr. Whitters' annual base salary is fixed at $375,000. In addition, Mr. Whitters is entitled to participate in all of our employee benefit programs and other policies and programs. He also participates in a cash bonus plan that we maintain for senior management of our company. If Mr. Whitters terminates the agreement solely as a result of a change in control (as defined in the agreement) and his refusal to accept a reduction in base salary, a material diminution in job responsibilities or a required relocation, he will receive a cash severance payment equal to two years of his base salary.

     We entered into an employment agreement with James C. Smith in January 2002 which was amended in September 2002 and expires on December 21, 2007. In entering into this agreement, the company considered, among other factors, Mr. Smith's continuing importance to the company's future growth and his leadership in guiding the exploration of new markets (and expanding current markets) in order to ensure that the company retains its preeminent position in the managed care industry. Mr. Smith's employment agreement contemplates that, in addition to serving as Chairman of the Board, Mr. Smith will be employed on a full-time basis by our company for a base salary of $700,000 for fiscal 2003 and will provide strategic planning and certain other services to our company. Mr. Smith is entitled to participate in all of our employee benefit programs and other policies and programs.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

     GENERAL. The compensation committee of the board of directors is responsible for reviewing and approving the two primary elements of our executive compensation program -- cash compensation (comprised of base salary and bonuses) and stock options. The compensation committee carries out its responsibilities with significant input from the Chief Executive Officer and other members of senior management. Based on such input and on an assessment of various subjective criteria including the overall contributions made by an individual (both on a current and a long-term basis) and the company's performance, the compensation committee makes recommendations to the board of directors with respect to executive cash compensation, the establishment and maintenance of other compensation programs and the granting of stock options. During 2002, the board of directors did not modify or otherwise alter any of the compensation committee's recommendations. The company's philosophy, which the compensation committee and the board of directors seek to implement, is to design compensation packages which will enable the company to attract and retain qualified employees and encourage such persons to maximize their efforts on behalf of the company. As a matter of course, the compensation committee has reviewed the employment agreement of the company's Chief Executive Officer in light of his relative contributions to the company and the company's overall performance and determined that he was appropriately compensated in 2002.

     CASH BONUS PLAN. Certain executive officers participate in a cash bonus plan that we maintain for our senior management which is tied to growth of our earnings per share.

     STOCK OPTION AWARDS. We currently maintain a stock option plan, the purpose of which is to aid the company in securing and retaining employees and consultants and to motivate such employees and consultants to exert their best efforts on behalf of the company. Option grants are intended to encourage performance that will result in appreciation of the market value of the company's common stock. The compensation committee believes that the company's stock option plan has historically been very helpful in attracting and retaining skilled employees at all levels. Stock options are generally awarded once during the year to optionees selected by the compensation committee based on recommendations from the Chief Executive Officer and other members of senior management of the company. In recommending or making option awards, the compensation committee considers various factors, including senior management's subjective assessment of the contributions made to the company by the proposed optionee during the preceding year, the potential future contributions to be made by such person, such person's current salary level and the terms of previous option grants. In addition, the compensation committee considers other performance measures which may not directly bear on short term stock performance, including, where appropriate, sales growth, market share and improvements in relations with customers, providers and employees.

     THE EXECUTIVE PROGRAM. The company also maintains the Executive Program, the purpose of which is to attract and retain highly qualified members of senior management and to align the interests of such persons with the interests of the company's stockholders. Pursuant to the Executive Program, which is administered under and as part of our stock option plan, key members of senior management are eligible to receive incrementally vesting stock options. The Chief Executive Officer nominates participants and recommends grant awards. In addition to the factors outlined above, these recommendations are based on predetermined guidelines which take into account a potential grantee's salary and current management position. The recommendations are then considered and voted upon by the compensation committee. Stock options are to be granted under the Executive Program every two to three years (grants to newly hired key employees may be made earlier) and typically vest and become exercisable over the five years following the date of grant. By making large, infrequent grants of options and extending the vesting of such options over a five-year period, the company is able to provide senior management with a significant financial stake in the future success of the company while also creating a strong disincentive for such persons to leave the company's employ before the options fully vest. In 2002, no options were granted to members of senior management under the Executive Program.

     EXECUTIVE OFFICER SALARIES. The Chief Executive Officer is authorized to extend an offer of employment to, and establish the salary of, an executive officer whose annual salary is equal to or less than $500,000. In the case of an executive officer whose annual base salary will exceed $500,000, the hiring of such individual and the amount of compensation to be paid is subject to the approval of the board of directors. The company has never extended an offer of employment requiring such approval. After an executive officer has joined the company, depending on the relevant circumstances, increases in his or her salary are either as provided for in his or her employment agreement, approved by the Chief Executive Officer, or approved by the compensation committee or the board of directors.

     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to the company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends on various factors beyond the compensation committee's control including the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the committee may, but will not necessarily, limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

     Respectfully submitted by the compensation committee,
                          Ronald H. Galowich, Chairman
                               Daniel S. Brunner
                                   Raul Cesan
                                 William Mayer

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We previously extended loans to Edward L. Wristen, Joseph E. Whitters and Robert S. Colman to enable them to exercise options to purchase our common stock. During 2002, the maximum outstanding indebtedness under these loans was as follows: $1,567,622 for Mr. Wristen; $861,562 for Mr. Whitters; and $531,250 for Mr. Colman. Each of the loans was secured by the common stock purchased by the executive upon exercise of the option, and our company had full recourse against the executive in the event of default. Each loan bore interest at the applicable federal rate for short-term obligations with semi-annual interest payments. The interest rate adjusted on a semi-annual basis on June 30 and December 31 to the applicable federal rate as of the date of adjustment. Interest was payable semi-annually, and a minimum of 3% of the outstanding loan balance was required to be repaid annually. As of December 31, 2002, Messrs. Wristen, Whitters and Colman had repaid their loans in full.

     Trusts for the benefit of certain members of the Pritzker family control Hyatt Corporation and other trusts for the benefit of certain members of the Pritzker family own, directly or indirectly, Marmon Holdings, Inc. As used herein, "Pritzker family" refers to the lineal descendants of Nicholas J. Pritzker, deceased. Thomas J. Pritzker, a member of our company's board of directors until March 2002, is the President of Hyatt Corporation. Harold S. Handelsman is the General Counsel and a Senior Vice President of Hyatt Corporation. We provide claims administration, utilization management and preferred provider organization services to a benefit plan maintained by Hyatt Corporation. We also provide utilization review and preferred provider organization services to certain subsidiaries of Marmon Holdings. These services are performed under standardized service contracts, the terms of which are no less favorable to us than those obtainable from unaffiliated parties. During 2003, the aggregate fees paid to us by Hyatt Corporation were approximately $1,285,000 and by subsidiaries of Marmon Holdings were approximately $194,000.

     We have invested funds on various occasions in Triton Container Investments, LLC, or TCI. In 2003, we made an investment of approximately $5,000,000 in TCI. TCI's manager is Triton Container International Limited, or Triton. One of the other investors in TCI is Rosemont Leasing, Inc. Trimont Leasing Partners owns intermodal cargo containers which are managed by Triton and leased to third parties. Trusts for the benefit of certain members of the Pritzker family and their relatives beneficially own approximately 90% of Triton, and trusts for the benefit of members of the Pritzker family indirectly own all of the capital stock of Rosemont Leasing. We have been advised that our investments in TCI have been made on the same basis as those made by Rosemont Leasing and other investors unrelated to us or Rosemont Leasing.

                               PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total stockholder return assuming the investment of $100 on December 31, 1998 in each of our company's common stock, the Nasdaq Health Services Index and the Nasdaq Total Return Index
(US). The comparisons in the graph below are not intended to forecast the possible future performance of our common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG THE COMPANY'S COMMON STOCK, NASDAQ HEALTH
              SERVICES INDEX AND NASDAQ TOTAL RETURN INDEX (U.S.)
[PERFORMANCE GRAPH]

                                                                                                       TOTAL RETURN INDEX FOR THE
                                                                            NASDAQ HEALTH SERVICES        NASDAQ STOCK MARKET
                                                 COMPANY COMMON STOCK                INDEX                       (U.S.)
                                                 --------------------       ----------------------     --------------------------
12/31/97                                                  100                         100                         100
12/31/98                                                   65                          85                         141
12/31/99                                                  105                          68                         261
12/31/00                                                  182                          94                         157
12/31/01                                                  194                         101                         125
12/31/02                                                  191                          87                          86

-------------------------------------------------------------------------------------------------------------
                                     12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
-------------------------------------------------------------------------------------------------------------
 Company Common Stock                  100          65         105         182         194         191
-------------------------------------------------------------------------------------------------------------
 Nasdaq Health Services Index          100          85          68          94         101          87
-------------------------------------------------------------------------------------------------------------
 Total Return Index for the
   Nasdaq Stock Market (U.S.)          100         141         261         157         125          86
-------------------------------------------------------------------------------------------------------------

                             OVERVIEW OF PROPOSALS

     This proxy statement contains three proposals requiring stockholder action. Proposal No. 1 requests the re-election of twelve directors to the our board of directors. Proposal No. 2 requests the approval of the increase in number of shares available to be issued pursuant to the Directors' Stock Option Plan. Proposal No. 3 requests ratification of the reappointment of our independent auditors. Each proposal is discussed in more detail in the pages that follow.

                             ELECTION OF DIRECTORS

                            PROPOSAL 1 ON PROXY CARD

     At the annual meeting, twelve directors are to be elected to the board of directors, to hold office until our next annual meeting of stockholders and until their respective successors are duly elected and qualified. Our board of directors has nominated and urges you to vote "FOR" the election of the twelve nominees named below, each of whom has consented to serve as a director if elected. Proxies will be so voted unless stockholders specify otherwise in their proxies. Each director elected at the meeting will hold office until our next annual meeting of stockholders or until his respective successor is duly elected and qualified. With the exception of Mr. Ryan, who was appointed to our board of directors in August 2002, all of the nominees have previously been elected at meetings of our stockholders.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

     Our board of directors' nominees for re-election at this annual meeting are Messrs. Boskin, Brunner, Cesan, Colman, Galowich, Handelsman, Logan, Mayer, Ryan, Simon, Smith and Wristen.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RE-ELECTION OF MESSRS. BOSKIN, BRUNNER, CESAN, COLMAN, GALOWICH, HANDELSMAN, LOGAN, MAYER, RYAN, SIMON, SMITH AND WRISTEN.

     APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AVAILABLE TO BE ISSUED
                  PURSUANT TO THE DIRECTORS' STOCK OPTION PLAN

                            PROPOSAL 2 ON PROXY CARD

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2002:

                      EQUITY COMPENSATION PLAN INFORMATION

                                        NUMBER OF SECURITIES
                                            TO BE ISSUED          WEIGHTED-AVERAGE          NUMBER OF SECURITIES
                                          UPON EXERCISE OF       EXERCISE PRICE OF        REMAINING AVAILABLE FOR
                                        OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,       FUTURE ISSUANCE UNDER
           PLAN CATEGORY                WARRANTS AND RIGHTS     WARRANTS AND RIGHTS     EQUITY COMPENSATION PLANS(1)
           -------------                --------------------    --------------------    ----------------------------
EQUITY COMPENSATION PLANS APPROVED
  BY THE COMPANY'S STOCKHOLDERS.....         11,429,189                $17.38                    3,369,430(2)
EQUITY COMPENSATION PLANS NOT
  APPROVED BY THE COMPANY'S
  STOCKHOLDERS......................                 --                    --                           --
TOTAL...............................         11,429,189                $17.38                    3,369,430

-------------------------
(1) Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2) Does not include the 1,500,000 share increase in the number of shares available under the Directors' Stock Option Plan.

NEW PLAN BENEFITS

     Our board of directors has authorized an increase in the number of shares of our common stock available to be issued under the 2001 Directors' Stock Option Plan by 1,500,000 shares from 500,000 shares to 2,000,000 shares and has directed that such increase be submitted to our stockholders for their approval. The 2001 Directors' Stock Option Plan provides for the granting of options to purchase shares of our common stock to members of our board of directors who are not also employees or officers of our company. This plan is attached as Exhibit A and is sometimes referred to below as the "Directors' Plan."

     The purpose of the Directors' Plan is to aid our company in securing individuals to serve as directors and to provide financial incentives to such directors to exert their best efforts on behalf of our company. If the increase in the number of shares available to be issued under the Directors' Plan is approved by our stockholders, our compensation committee will be able to continue making discretionary and automatic annual grants to members of the board of directors.

     The following description of certain features of the Directors' Plan is qualified in its entirety by reference to the full text of the Directors' Plan:

     GENERAL. The Directors' Plan was adopted in 2001 and amended and restated in 2003 to reflect the increase in the number of shares subject to the Directors' Plan. It enables us to grant options to members of the board of directors who are not also employees or officers of our company. Ten directors are currently eligible to participate in the Directors' Plan, including all members of the compensation committee. If the proposed increase in the number of shares available to be issued under the Directors' Plan is approved by our stockholders, the maximum number of shares of common stock that may be issued under the Directors' Plan will be 2,000,000 shares, subject to adjustment for stock splits, mergers, reorganizations and similar events. The board of directors may make appropriate adjustments to outstanding options including the number of shares subject to options and the exercise price to reflect stock dividends, stock splits and similar changes in our capitalization, recapitalizations, mergers, reorganizations, consolidations, or stock right distributions. If an option expires or terminates for any reason during the term of the Directors' Plan without having been exercised in full, the shares subject to the unexercised portion of that option will be available for issuance upon the exercise of future options granted under the Directors' Plan.

     ADMINISTRATION. The Directors' Plan will be administered by the compensation committee. Subject to orders or resolutions adopted by the board which are not inconsistent with provisions of the Directors' Plan, the compensation committee has the power to administer, construe, interpret and implement the Directors' Plan. The compensation committee currently consists of four members of our board of directors, none of whom are employees of our company. The current members of the compensation committee are Ronald H. Galowich (Chairman), Daniel S. Brunner, Raul Cesan, and William Mayer. The board of directors appoints the members of the compensation committee.

     GRANT OF OPTIONS. The Directors' Plan provides that each year on the date of the meeting of the board of directors immediately following the annual meeting of our stockholders (the "Grant Date"), each participant in the Directors' Plan will be granted an option to purchase 16,000 shares of common stock, subject to adjustment for stock splits, mergers, reorganizations and similar events. In addition, each year on the Grant Date (i) the Chairman of the Board (if he is a participant in the Directors' Plan) will be granted an option to purchase an additional 40,000 shares of our common stock, (ii) the Chairman of each of the audit committee and the compensation committee (provided they are participants in the Directors' Plan) will be granted an option to purchase an additional 4,000 shares of our common stock, and (iii) the Chairman of the executive committee (provided he is a participant in the Directors' Plan) will be granted an option to purchase an additional 24,000 shares of our common stock, in each case subject to adjustment for stock splits, mergers, reorganizations and similar events. In addition to directors serving on the board of directors on each Grant Date, the compensation committee is authorized to grant options to purchase a number of shares determined by the compensation committee on a discretionary basis to non-employee persons who are elected to our board of directors upon their election to the board. Options granted under the Directors' Plan are intended to be "nonstatutory options" and are not intended to be "incentive stock options" under Section 422 of the Code.

     EXERCISE PRICE. Each option granted under the Directors' Plan will have a per share exercise price equal to 100% of the "fair market value" (as defined in the Directors' Plan) of a share of our common stock on the date of grant. On March 28, 2003, the closing sale price of our common stock on the Nasdaq National Market was $26.00 per share. Neither the board nor the compensation committee may make any alteration or amendment to the options granted under the plan which would operate to reprice, replace, regrant through cancellation or lower the exercise price of a previously granted option without the approval of our company's stockholders, other than appropriate adjustments to account for stock splits, mergers, reorganizations and similar events.

     TERMS OF OPTIONS. Options granted pursuant to the Directors' Plan may have a term of up to ten years. The period during which an option is exercisable may be reduced as provided in the Directors' Plan in the event of termination of service as a director of our company or upon the retirement or death of the optionholder. See "Death, Disability, Retirement or Termination of Service" below.

     EXERCISE OF OPTIONS. Options granted pursuant to the Directors' Plan are exercisable in the installments and during the periods as may be fixed by the compensation committee at the time of grant. Upon the exercise of an option, the optionee is required to make payment in full to the company of the exercise price (and any required tax withholding payment) (i) in cash or cash equivalent payment, (ii) with previously acquired shares of common stock which have been held by the option holder for at least six months, and/or (iii) through a broker assisted cashless exercise procedure, or any combination of the foregoing plus any required tax withholding payment.

     NON-ASSIGNABILITY OF OPTIONS. Options granted under the Directors' Plan will not be transferable other than (i) by will, (ii) pursuant to the laws of descent and distribution or (iii) to a "family member" pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Securities Exchange Act of 1934). In addition, the compensation committee may set forth in an option agreement that the option may be transferred by gift to a "family member." For these purposes, "family member" includes certain members of the family of an optionee or certain trusts for the benefit of such persons or partnerships or other entities in which such family members are holders of more then fifty percent of the voting interests. During the lifetime of an optionholder, options may be exercised only by the optionholder or by those persons to whom the option was transferred as specified above.

     DEATH, DISABILITY, RETIREMENT OR TERMINATION OF SERVICE. If an optionholder dies while serving as a director of the company or within two years after termination of service as a director of the company by virtue of retirement or of becoming disabled (or such shorter period as is specified in such optionholder's option agreement), an option held by such person may thereafter be exercised only to the extent it was exercisable at the time of death within the earlier of (i) two years after the date of death or (ii) the date of expiration of the option. The option may be exercised during the permitted period only by the person or persons to whom the optionholder's rights under the option passes by the optionholder's will or by the then applicable laws of descent and distribution.

     If an optionholder's service as a director of the company is terminated due to disability and the optionholder has served continuously from the date of grant, he may, within up to two years after the date of such termination (or such shorter period as is specified in such optionholder's option agreement) but before expiration of the original exercise period, purchase some or all of the shares with respect to which he was entitled to exercise the option immediately prior to such termination.

     In the case of an optionholder who has served continuously from the date of grant and whose service as a director of the company is terminated due to retirement, resignation, removal, failure to be nominated by the board of directors for re-election or failure to be re-elected by our stockholders, the optionholder may, within up to two years after the date of the termination but before the expiration of the original exercise period, acquire the shares subject to the option immediately prior to such termination. In the case of a termination "due to cause," all outstanding options of the optionee shall be cancelled as of the date such optionee is given notice of termination.

     RIGHTS AS A STOCKHOLDER. No person shall have any rights of a stockholder of the company as to shares of common stock subject to an option until such option is exercised and certificates representing such shares are received by the optionholder.

     AMENDMENT AND DISCONTINUANCE. The board of directors may at any time and from time to time, alter, suspend or discontinue the Directors' Plan without the approval of the company's stockholders, but may not, without the approval of the company's stockholders, make any alteration or amendment to the Directors' Plan which operates to increase the total number of shares reserved for purposes of the Directors' Plan, except for such adjustments as are permitted under the Directors' Plan.

     TERMINATION. The period during which options can be granted under the Directors' Plan will expire on May 22, 2011 unless earlier terminated by the board of directors. No amendment, discontinuance or termination of the Directors' Plan will have any effect on options then outstanding.

     MISCELLANEOUS. The Directors' Plan is not qualified under Section 401 of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option granted under the Directors' Plan and the subsequent disposition of shares acquired upon such exercise. This summary is not intended to be exhaustive and does not describe all federal, state, or local tax laws.

     No income is realized by an optionholder upon the grant of an option. Upon the exercise of an option, the amount by which the fair market value on the date of exercise of the shares of common stock received upon the exercise of the option exceeds the exercise price will be taxed as ordinary income to an optionholder, and the company will be entitled to a deduction in an equal amount.

     Upon subsequent sales of option shares, an optionholder may realize short-term or long-term capital gain or loss, assuming such shares constitute capital assets in an optionholder's hands and depending upon the holding period of the shares and the date of exercise, measured by the difference between the selling price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the optionholder as a result of such exercise. The holding period for capital gain purposes begins on the day after the date of exercise of the option.

     If an option is exercised and payment is made by means of previously acquired shares, or previously acquired shares and cash, the optionholder recognizes no gain or loss with respect to the previously acquired shares. For the number of option shares received in exchange for the previously acquired shares, the optionholder's basis is the same as the optionholder's basis in the previously acquired shares. For the remaining option shares, the optionholder's basis is the amount of any additional cash paid by the optionholder and the ordinary income realized by the optionholder on the exercise of the option for Federal income tax purposes.

                          DIRECTORS' STOCK OPTION PLAN

                     NAME AND POSITION                        DOLLAR VALUE($)   NUMBER OF UNITS
                     -----------------                        ---------------   ---------------
Edward L. Wristen (President and Chief Executive Officer)...         --                   --
Patrick G. Dills (Executive Vice President, Sales)..........         --                   --
Joseph E. Whitters (Vice President, Finance and Chief
  Financial Officer)........................................         --                   --
A. Lee Dickerson (Executive Vice President, Provider
  Networks).................................................         --                   --
Executive Group.............................................         --                   --
Non-Executive Director Group................................        (1)            2,000,000(2)
Non-Executive Officer Employee Group........................         --                   --

-------------------------
(1) All options granted under the Directors' Plan are granted at 100% of the fair market value of the company's common stock.

(2) Pursuant to the terms of the Directors' Plan, each non-employee director receives a formula grant. See GRANT OF OPTIONS description above for a description of annual grant numbers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AVAILABLE TO BE ISSUED PURSUANT TO THE DIRECTORS' STOCK OPTION PLAN

                 RATIFICATION OF THE REAPPOINTMENT OF AUDITORS

                            PROPOSAL 3 ON PROXY CARD

     Our company intends to engage Deloitte & Touche LLP to audit the company's financial statements for fiscal 2003. Deloitte & Touche LLP audited the company's financial statements for fiscal 2002, and the decision to retain Deloitte & Touche LLP was approved by the audit committee and our board of directors.

     A representative of Deloitte & Touche LLP is expected to attend the annual meeting, where he or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

FEES BILLED BY INDEPENDENT AUDITORS

     AUDIT FEES. The aggregate fees billed by our independent auditors for professional services rendered to us in connection with the audit of the company's financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Quarterly Reports on Form 10-Q that we filed with the SEC during fiscal 2002 were approximately $593,000.

     AUDIT-RELATED FEES. The aggregate fees billed by our independent auditors for audit-related services rendered to us during fiscal 2002 was $645,000. Audit-related services include other statutory audits, service auditor reports and due diligence and related services on acquisitions.

     TAX FEES. The aggregate fees billed by our independent auditors for tax services rendered to us during fiscal 2002 was $183,000.

     ALL OTHER FEES. The aggregate fees billed by our independent auditors for professional services rendered to us during fiscal 2002, other than those described above, was $0.

     In connection with the audits for the two most recent fiscal years, there have been no disagreements with our independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of our independent auditors, would have caused them to make reference thereto in connection with their report on the financial statements of the company for such time periods.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP.

                      2004 ANNUAL MEETING OF STOCKHOLDERS

     The 2004 annual meeting of stockholders is currently anticipated to be held on or about May 18, 2004. Any stockholder who intends to present a proposal at our 2004 annual meeting, and who wishes to have its proposal included in our proxy statement for that meeting, must deliver the proposal to the Secretary of our company no later than December 17, 2003. All such proposals must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

     Stockholders may also present proposals that are proper subjects for consideration at our 2004 annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, a stockholder must comply with the advance notice procedures specified in our by-laws. Pursuant to these procedures, stockholders who intend to make proposals at the 2004 annual stockholders meeting must submit their proposals to the Secretary after January 21, 2004 but no later than February 20, 2004.

     All submissions to the Secretary of our company should be delivered to our principal executive offices at 3200 Highland Avenue, Downers Grove, Illinois 60515.

                                                                       EXHIBIT A

                           FIRST AMENDED AND RESTATED
                            FIRST HEALTH GROUP CORP.

                       2001 DIRECTORS' STOCK OPTION PLAN

     1. Purpose. The purpose of this Plan is to aid First Health Group Corp. (the "Corporation"), in securing individuals to serve on its Board of Directors, and to provide financial incentives to such directors to exert their best efforts on behalf of the Corporation.

     2. Administration.

     (a) A Stock Option Committee (the "Committee") of two or more persons shall be appointed by the Board of Directors from time to time to serve at the pleasure of the Board of Directors with full power and authority, subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of this Plan. Each member of the Committee shall be a "Non-Employee Director" as determined under Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) In accordance with the provisions of this Plan and subject to Board approval, the Committee shall administer this Plan in accordance with the criteria set forth herein in a manner consistent with Rule 16b-3(d), or any successor rule hereafter promulgated under the Exchange Act. Subject to the express provisions of this Plan, the Committee shall have authority to adopt administrative regulations and procedures which are consistent with the terms of this Plan; to adopt and amend option agreements (each, an "Option Agreement") as they deem advisable; to determine, upon Board approval, the terms and provisions of such Option Agreements (except with respect to the number of shares covered by an option granted to an optionee, the date of grant, the option period and the option price); and, subject to the provisions hereof, to construe and interpret such Option Agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Corporation so that compliance with the Federal securities and tax laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. The Committee may designate any officers or employees of the Corporation to assist the Committee in the administration of this Plan and to execute documents on its behalf, and the Committee may delegate to them such other ministerial and limited discretionary duties as it sees fit. All determinations and selections made by the Committee shall be by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     (c) Each option shall be evidenced by a written instrument duly executed by the Corporation and optionee which shall contain such terms and conditions not inconsistent with this Plan as the Committee, with the approval of counsel for the Corporation, shall determine; provided, however, that such terms need not be identical as between any two agreements.

     (d) All decisions made by the Board of Directors pursuant to the provisions of this Plan and all determinations and selections made by the Committee pursuant to such provisions and related orders or resolutions of the Board of Directors shall be final and conclusive.

     3. Eligibility and Participation. The group of persons eligible to receive options shall consist of the Chairman of the Board if he is not also an employee or an officer of the Corporation and members of the Board of Directors of the Corporation who are not also employees or officers of the Corporation.

     4. Shares Subject to the Plan. The stock subject to the Plan shall be shares of the Corporation's authorized common stock, $.01 par value per share (the "Common Stock"), and may be authorized but unissued shares or treasury shares, as the Board of Directors may from time to time determine in its sole discretion. Subject to adjustment as provided in paragraph 11 hereof, the aggregate number of shares of Common Stock to be delivered upon exercise of all options granted pursuant hereto shall not exceed

2,000,000. If an option expires or terminates for any reason during the term of the Plan and prior to the exercise thereof in full, the shares subject to, but not delivered under, such option shall, except as hereinafter provided, be available for options thereafter granted.

     5. Grant of Options.

     (a) The Chairman of the Board, if he is not an employee or officer of the Corporation, and each director who is not also an employee or officer of the Corporation shall, each year on the date of the Board meeting immediately following the Annual Meeting of Stockholders of the Corporation (the "Grant Date"), be granted an option to purchase 16,000 shares of Common Stock, subject to adjustment as provided in paragraph 11 hereof. In addition to the foregoing, each year on the Grant Date (i) the Chairman of the Board, if he is not an employee or officer of the Corporation, shall be granted an option to purchase an additional 40,000 shares of Common Stock, (ii) the Chairman of the Audit Committee and the Compensation Committee, if not also an employee or officer of the Corporation, shall each be granted an option to purchase an additional 4,000 shares of Common Stock, and (iii) the Chairman of the Executive Committee, if not also an employee or officer of the Corporation, shall be granted an option to purchase an additional 24,000 shares of Common Stock, in each case subject to adjustment as provided in paragraph 11 hereof.

     (b) The Committee is authorized to grant options to purchase a number of shares of Common Stock determined by the Committee on a discretionary basis to non-employee directors upon their election to the Board.

     (c) Notice of the grant of options under this Plan shall be given to each optionee to whom an option is so granted within a reasonable time after the date of such grant.

     6. Options to be Granted. Options granted under this Plan are intended to be "nonstatutory options" and are not intended to be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     7. Option Price; Fair Market Value. Options granted hereunder shall have a per share exercise price of 100% of the "fair market value" of a share of Common Stock on (i) the Grant Date in the case of options granted under Section 5(a) or
(ii) the date of grant in the case of options granted under Section 5(b). Other than adjustments pursuant to Section 11 hereof, neither the Board of Directors nor the Committee shall make any alteration or amendment to any options granted hereunder which operates to reprice, replace, regrant through cancellation or lower the exercise price of a previously granted option without the approval of the Corporation's stockholders.

     For purposes of this Plan, "fair market value" of a share of Common Stock shall mean: (i) if the Common Stock is traded on a national stock exchange on the Grant Date of such option, fair market value shall be the closing price reported by the applicable composite transactions report on such day, or if the Common Stock is not traded on such date, the mean between the closing bid-and-asked prices thereof on such exchange; (ii) if the Common Stock is traded over-the-counter and is classified as a national market issue on the Grant Date of such option, fair market value shall be the last reported transaction price quoted by the NASDAQ on that day; (iii) if the Common Stock is traded over-the-counter and is not classified as a national market issue on the Grant Date of such option, fair market value shall be the mean between the last representative bid-and-asked prices quoted by the NASDAQ on that day; or (iv) if none of the foregoing provisions is applicable, fair market value shall be determined by the Committee in good faith on such basis as it deems appropriate. In all cases, the determination of fair market value shall be binding and conclusive on all persons.

     8. Term and Exercise of Options.

     (a) Options shall be exercisable in such installments and at such times as may be fixed by the Committee at the time of grant, but no option shall be exercisable after the expiration of ten years from the date of grant of such option; provided, however, that by a resolution adopted after an option is granted, the Committee may, subject to Board approval, accelerate the time at which such option or any portion thereof may be exercised. Unless otherwise provided in the Option Agreement, an option granted under this Plan may be exercised in whole or in part; provided, however, that the Corporation shall not be required to issue fractional shares.

     (b) No option shall be granted hereunder and no option granted hereunder shall be exercisable, unless, at the time of any grant or exercise of an option, such grant or exercise is in full compliance with all Federal and state securities laws. Upon the exercise of an option, the optionee shall be required to make payment in full to the Corporation of the exercise price therefor (and any required tax withholding payment) (i) in cash or cash equivalent payment,
(ii) with previously acquired shares of Common Stock which have been held by the optionee for at least six (6) months having an aggregate fair market value equal to the exercise price (and any required tax withholding payment), or (iii) through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale, and/or (iv) any combination of (i), (ii) or (iii) above. As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased for investment purposes only and without any present intention to sell or distribute such shares of Common Stock. Purchase of the shares of Common Stock shall be accompanied by a written request for the shares of Common Stock purchased with such payment and written request to be made to the Secretary of the Corporation. No holder of any option, or such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares of Common Stock subject to such option unless and until such person has received a certificate or certificates therefor. If, on the date on which any option granted hereunder is exercised, a registration statement relating to the shares of Common Stock issuable pursuant to this Plan is not in effect, the certificate evidencing shares of Common Stock acquired upon exercise of such option shall contain upon its face, or on the reverse thereof, the following legend:

          "These shares have not been registered under the Securities Act of 1933, as amended, or under any applicable state law. They may not be offered for sale, sold, transferred, or pledged without (1) registration under the Securities Act of 1933, as amended, and any applicable state law, or (2) an opinion (satisfactory to the corporation) that registration is not required."

     (c) The proceeds received by the Corporation from the sale of shares of Common Stock subject to an option are to be added to the general funds of the Corporation and used for general business purposes as the Board of Directors shall, in its sole discretion, determine.

     9. Transferability of Options. No option shall be transferable by an optionholder other than by will or by the laws of descent and distribution or to a "family member" pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Notwithstanding the foregoing sentence, the Committee may set forth in an Option Agreement evidencing an option that the option may be transferred by gift to a "family member" of the optionholder. For purposes of this paragraph 9, "family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionholder's household (other than as a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the optionholder) control the management of assets, and any other entity in which these persons (or the optionholder) own more than fifty percent of the voting interests. During the lifetime of the optionholder, an option may be exercised only by the optionholder or by persons to whom the option was transferred as specified above.

     10. Death, Disability, Retirement or Termination of Directorship. Any option, the exercise period of which has not theretofore expired, shall terminate at the time of an optionee's death, the optionee's disability or the termination of an optionee's service as a director of the Corporation, and no shares of Common Stock may thereafter be delivered upon the exercise of such option except as set forth below:

          (a) In the case of any optionee who has served as a director continuously from the date of grant to the date of termination due to disability (as defined in Section 22(e) (3) of the Code), such optionee may, within two years (or such shorter period of time as is specified in the Option Agreement) after the date of such termination but before the expiration of the original exercise period, purchase some or all of the shares of Common Stock subject to an option outstanding immediately prior to such termination, to the extent the optionee was then entitled to exercise such option immediately prior thereto;

          (b) Upon the death of any optionee while serving as a director or of any disabled or retired director within two years of termination of service as a director (or such shorter period of time as is specified in the Option Agreement), the person or persons to whom such optionee's rights under the option are transferred by will or the laws of descent and distribution may within two years after the date of death, but before the expiration of the original exercise period, purchase some or all of the shares of Common Stock subject to an option outstanding immediately prior to such date of death, to the extent the optionee was then entitled to exercise such option immediately prior thereto; and

          (c) In the case of any optionee who has been a director continuously from the date of grant to the date of termination of service as a director and whose position as a director is terminated due to retirement, resignation, removal, failure to be nominated by the Board of Directors for re-election or failure to be re-elected by the stockholders of the Corporation, such optionee may, within two years after the date of any such termination not "due to cause" (or such shorter period of time as is specified in the Option Agreement) but before the expiration of the original exercise period, purchase some or all of the shares of Common Stock subject to an option outstanding immediately prior to such retirement, resignation or termination, to the extent the optionee was then entitled to exercise such option immediately prior to retirement, resignation or termination; provided, however, in the case of a termination "due to cause", all outstanding options of the optionee shall be cancelled and terminated as of the date on which such optionee is given notice of termination. For purposes of this Plan, termination "due to cause" shall mean, in the reasonable belief of the Committee, the breach of a duty of loyalty to the Corporation or its stockholders or the commission of fraud, embezzlement or theft against the Corporation, employees of the Corporation or a customer or business associate of the Corporation.

     11. Changes in Common Stock. In the event that, prior to the delivery by the Corporation of all of the shares of Common Stock which may be delivered hereunder and after the effective date of the Plan, there shall be any change in the outstanding Common Stock of the Corporation by reason of any recapitalization, merger, reorganization, consolidation, split-up, stock dividend or stock right distribution, the number and kind of shares deliverable hereunder and the option price, etc. shall be adjusted (but without regard to fractions) in a fair and equitable manner by the Board of Directors of the Company, whose determination in each case shall be conclusive and binding on the Corporation and the optionee and such optionee's legal representative.

     12. Rights as a Stockholder. No person participating in this Plan shall have any rights of a stockholder of the Company as to shares of Common Stock subject to an option until such option is exercised and certificates representing such shares of Common Stock are received by such optionee.

     13. Implied Consent of Participants. Every optionee, by acceptance of an option under this Plan, shall be deemed to have consented to be bound, on such optionee's own behalf and on behalf of such optionee's heirs, assigns and legal representatives, by all of the terms and conditions of this Plan.

     14. The Corporation's Responsibility. All expenses of this Plan, including the cost of maintaining records hereunder, shall be borne by the Corporation. The Corporation shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of this Plan, so long as the Corporation acts in good faith.

     15. Amendment and Discontinuance. The Board of Directors may alter, suspend, or discontinue this Plan at any time and from time to time, without obtaining the approval of the Corporation's stockholders, but may not, without the approval of the Corporation's stockholders, make any alteration or amendment thereof which operates to increase the total number of shares of Common Stock for which an option or options may be granted under the Plan, other than adjustments pursuant to Section 11 hereof. No amendment to or termination of this Plan shall affect outstanding options theretofore granted under this Plan, and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

     16. Effective Date. The Plan was originally effective as of May 22, 2001. The First Amended and Restated Plan is effective as of May 13, 2003.

     17. Termination. The period during which options may be granted under this Plan expires on May 22, 2011 unless this Plan is terminated by the Board of Directors prior to such date.

                                                       [FIRST HEALTH(R) LOGO]


                                                              IMPORTANT
                                           Please complete both sides of the Proxy Card,
                                            detach and return in the enclosed envelope.

   ------------------------------------------------------------------------------------------------------------------------------
                                                            PROXY VOTING
                             YOU CAN VOTE IN ONE OF THREE WAYS: 1) BY MAIL, 2) BY PHONE, 3) BY INTERNET.
                                        See the reverse side of this sheet for instructions.
                        IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF THIS PROXY,
                                           DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                                                     Illinois Stock Transfer Co.
                                                209 West Jackson Boulevard, Suite 903
                                                      Chicago, Illinois 60606


                                   DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------
                                 (continued from other side)                            COMMON

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AN INCREASE
IN THE NUMBER OF SHARES AVAILABLE TO BE ISSUED PURSUANT TO THE DIRECTORS' STOCK OPTION PLAN AND
FOR THE RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT
AUDITORS FOR THE FISCAL YEAR 2003.







                                              Signed:_____________________________                  -------------------------------
                                                                                                             IMPORTANT
                                                     _____________________________                  -------------------------------
                                                                                                    THE PROMPT RETURN OF PROXIES
                                              Dated: _______________________, 2003                  WILL SAVE THE CORPORATION THE
                                             (Please sign proxy as name appears                     EXPENSE OF FURTHER REQUESTS FOR
                                             thereon. Joint owners should each sign                 PROXIES TO ENSURE A QUORUM AT
                                             personally. Trustees and others signing                THE MEETING. A SELF-ADDRESSED,
                                             in a representative capacity should                    POSTAGE-PREPAID ENVELOPE IS
                                             indicate the capacity in which they sign.)             ENCLOSED FOR YOUR CONVENIENCE.
                                                                                                    -------------------------------




      ----------------------------------------------------TO VOTE BY MAIL-----------------------------------------------------

                        To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

      -------------------------------------------------TO VOTE BY TELEPHONE---------------------------------------------------

      Your telephone vote is quick, confidential and immediate.  Just follow these easy steps:
        1. Read the accompanying Proxy Statement.
        2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
        3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.
      Please note that all votes cast by telephone must be submitted prior to Sunday, May 11, 2003 at 11:59 P.M. Central Time.
      Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
      ------------------------------------------------------------------------------------------------------------------------
                                     If You Vote By TELEPHONE Please Do Not Return Your Proxy Card By Mail.
      ------------------------------------------------------------------------------------------------------------------------

      --------------------------------------------------TO VOTE BY INTERNET---------------------------------------------------

      Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
        1. Read the accompanying Proxy Statement.
        2. Visit our Internet voting Site at HTTP://WWW.EPROXYVOTE.COM/IST-HLCCM/ and follow the instruction on the screen.
        3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
      Please note that all votes cast by Internet must be submitted prior to Sunday, May 11, 2003 at 11:59 P.M. Central Time.
      Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
      THIS IS A "SECURED" WEB PAGE SITE. YOUR SOFTWARE AND/OR INTERNET PROVIDER MUST BE "ENABLED" TO ACCESS THIS SITE.
      PLEASE CALL YOUR SOFTWARE OR INTERNET PROVIDER FOR FURTHER INFORMATION.
      ------------------------------------------------------------------------------------------------------------------------
                               If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail.
      ------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------



                                                                 FIRST HEALTH GROUP CORP.                                    COMMON
                                                                                             (Please sign and date on reverse side)

                                               This Proxy is solicited on behalf of the Board of Directors

                     JAMES C. SMITH, RONALD H. GALOWICH and JOSEPH E. WHITTERS and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.01 par value, of FIRST HEALTH GROUP CORP. (the
                     "Company") standing in the name of the undersigned on the books of the Company at the close of business on
                     March 28, 2003, at the Annual Meeting of Stockholders to be held at the offices of the Company, 3200 Highland
                     Avenue, Downers Grove, Illinois 60515, at 10:00 a.m., local time, on Tuesday, May 13, 2003, and at any postponements or adjournments thereof, as follows.


                     (1) ELECTION OF DIRECTORS    [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
                                                  (except as marked to the contrary below)    to vote for all nominees listed below

                     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

                             Michael J. Boskin, Ph.D., Daniel S. Brunner, Raul Cesan, Robert S. Colman, Ronald H. Galowich,
                     Harold S. Handelsman, Don Logan, William Mayer, John C. Ryan, David E. Simon, James C. Smith, Edward L. Wristen

                     (2) APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AVAILABLE TO BE ISSUED PURSUANT TO THE DIRECTORS' STOCK
                         OPTION PLAN.

                                                           [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                     (3) RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE
                         FISCAL YEAR 2003.

                                                           [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                     (4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any postponements or adjournments thereof.

                     The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
                                                                                         (Continued and to be signed on other side)


